UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 6, 2020

Fearless Films, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31441	33-0921357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada
(Address of principal executive offices)

Registrant's telephone number, including area code: (416) 665-7297

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms “company”, “Fearless Films,” “FERL”, “we,” “us,” “our” and similar terminology, reference Fearless Films, Inc.

Item 8.01  Other Events.

On January 6, 2020, we issued a press release announcing the acquisition of the theatrical film “The Great Chameleon,” from Victor Altomare, who serves as President of our subsidiary, Fearless Films, Inc. (Canada). The movie, released in 2013, features actors Stacy Keach, Robert Davi and Mr. Altomare, who was also co-writer and co-producer of the film. The Great Chameleon is available for streaming distribution through Amazon Video (UK) and for rent or purchase on various services. The final purchase price of the film is to be determined by an independent third-party valuation firm and will be binding on both parties.

Fearless Films is an independent full-service production company. We specialize in short film and feature film production in addition to script writing, copywriting and film distribution.

Annexed hereto as Exhibit 99.1 is a copy of the press release dated January 6, 2020 announcing the acquisition.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fearless Films, Inc.

Date: January 9, 2020	By:/s/ Dennis dos Santos
Dennis dos Santos
Chief Executive Officer